LEASE

THIS LEASE, made and entered into and effective this   day of October
1999, by RRODNEY DESSBERG (hereinafter called "Landlord") and Health Comp Evaluation Service Corp address is 2001 Siesta Drive, Suite 302, Sarasota, Florida 34239 (hereinafter called "Tenant").

WITNESSETH
That for and in consideration of the mutual contained hereinafter contained and the sums off money paid and hereinafter agreed to be paid by Tenant to Landlord, and for other valuable considerations, Landlord does hereby demise and lease to Tenant and Tenant does hereby hire and let from Landlord office space m the building owned by Landlord (hereinafter the "Building), located at 2001 Siesta Drive, Sarasota, Florida 34239 and as may be more particularly discussed in Exhibit "A" amended hereto and made a part hereof.

Tenant's space is hereinafter referred to as the "Demised Premises" and has a total floor area of approximately 6815 square feet (total floor area includes 6086 useable plus 120% BOMA for rentable square feet). Such floor area is measured to the exterior faces of exterior walls and the centers of party walls. Upon completion of all new construction, BOMA factor and actual rentable space may be adjusted.

1. TERM. Tenant shall have and hold the Demised Premises for a term of five (5) years (hereinafter the "initial term"), to commence on the day after the Demised Premises are delivered to Tenant, or on the first day of December, 1999, whichever date shall occur first, and continuing thereafter uninterrupted until November 30, 2004 unless such term is sooner terminated as hereinafter provided.

2. RENT. Tenant agrees to pay Landlord an annual fixed minimum rent for the Demised Premises equal to one-hundred, twelve-thousand, one-hundred six dollars and seventy-five cents ($112,106.75) per annum during the initial term hereof, payable as follows: February 1 , 1999 through November 30, 2000, the rent shall be nine-thousand three-hundred, forty-two dollars and twenty-two cents ($9,342.22) (the "fixed monthly rent") payable to Landlord on the first day of each and every month thereafter during the metal term hereof, in advance, without demand, free from all claims, demands or set-offs against Landlord of any kind or character. In the event that the premises are not ready for occupancy by the Tenant by December 1, 1999, rent for the month of December shall be pro-rata abated for the same number of days of occupancy lost m December 1999 due to non-completion of the Landlord
's improvements. Each and every payment of rent and additional rent and other payments required to be paid by Tenant to Landlord under this Lease shall be accompanied by the payment of all applicable sales taxes and assessments in the nature of sales taxes required by law from time to time in the State of Florida or in the county or municipality in which the Demised Premises are located, and shall be payable to Landlord in lawful money of the United States of America at 3935 N. Washington Blvd. , Sarasota, Florida 34234, or at such other place as Landlord may designate in writing, Tenant shall pay Landlord a late fee equal to five percent (5%) of any monthly rental payment not received by Landlord within five (5) days after the payment is due as an additional handling fee.

If on February 1, 2000, construction of entryway or installation of new second, over existing bank floor, is not complete there will be a thirty (30%) percent reduction in rent until completion. This does not refer to Tenant improvements.

Tenant agrees to pay S4.45 per square foot, common area charges during December 1999 and January 2000 (2,527.23 per month plus 7% tax,
2,704.13 total each mouth, for 2 months).

The parties agree that the annual fixed minimum rent specified above is computed on the basis of twelve dollars ($12. 00 per square foot rent and $4.45 common area charges. Simultaneously with the execution and delivery hereof, Tenant has paid Landlord the sum of nine-thousand, three-hundred, forty-two dollars and twenty-two cents ($9,342.22) receipt of which is hereby acknowledged, representing a deposit for the last month's rent at ten thousand, five hundred fourteen dollars and seventy-five cents ($10,514.75). Sales tax in the amount of seven-hundred, thirty-six dollars and three cents ($736.03) shall also be payable on said deposit toward the rental obligation of the Tenant due Landlord for the last month hereunder.

3. ANNUAL RENT INCREASES. Beginning with the month of February, 2001, the annual fixed minimum rent nine-thousand, three-hundred, forty-two dollars and twenty-two cents ($9,342.22) for the initial period) shall be increased by a sum of three percent (3%) over the previous year's annual fixed minimum rent.

4 SECURITY DEPOSIT. Tenant, simultaneously with the execution of this Lease, has deposited with the Landlord, the sum of five-thousand dollars ($5,000.00), receipt of which is hereby acknowledged by Landlord, which sum shall be retained by Landlord as security for the payment by Tenant of the rents and other sums herein agreed to be paid by Tenant and for the faithful performance by Tenant of the terms and covenants of this Lease. It is agreed that Landlord, at Landlord's option, may at any time apply said sum or any part thereof, towards the payment of the rent and all other sums by Tenant under this Lease and towards the performance of each and every of Tenant's covenants under this Lease, but such covenants and Tenant's liability under this Lease shall thereby be discharged only to that extent that Tenant shall remain liable for any amounts that such sum shall be insufficient to pay, that Landlord may any or all rights and remedies against Tenant before resorting to said sum, but nothing herein contained shall require or be deemed to require Landlord to do so, that, in the event this deposit shall not be for any such purposes, then such deposit shall be returned to Tenant, with interest, within twenty (20) days after the expiration of this Lease, provided that Tenant shall have vacated the Demised Premises leaving same in the condition that existed at the commencement of this Lease, reasonable wear and tear excepted. The security deposit may be commingled with Landlord's funds without accounting therefor to Tenant. If Landlord does elect to apply the deposit, as set forth above, Tenant shall, upon demand of Landlord, deposit with Landlord the amount so applied, so that Landlord shall have the full security deposit on hand at all times during the entire term of this Lease. In the event of a sale of the building containing the Demised Premises (the "building"), or lease of the land on which it stands, Landlord shall have the right to transfer the deposit to the new landlord, and Landlord shall, upon such transfer, be relieved by Tenant from all liability for the return of such security deposit

5.  UTELITIES AND TAXES.

(A) UTILITIES: Owner shall, at its sole expense, fully and promptly pay for all water, gas, air conditioning, heat, light, power, and other public utilities of every kind furnished to the Demised Premises out the term hereof, and all other costs and expenses of every kind whatsoever of or in connection the use, operation and maintenance of the Demised Premises and the activities conducted thereon.

(B) REAL ESTATE- TAXES: Landlord will pay all real estate taxes.

6. PREPARATION AND ACCEPTANCE OF DEMISED PREMISES.

(A) Landlord, at its own cost and expense, will complete construction of the Demised Premises, and shall provide additional improvements to the Demised Premises, if any, as specified in Exhibit "B"; any and all other improvements to the Demised Premises shall be made by and at the sole expense of Tenant. Landlord reserves the right from time to time to make changes, additions and eliminations in and to the Building, provided same does not unreasonably interfere with Tenant's use of the Demised Premises.

(B) Tenant, having examined the Building, as well as the fixtures attached thereto, is familiar with the condition the and is relying solely upon such examination in entering into this Lease and shall accept the Demised Premises in their existing condition at the commencement of the term of this Lease Upon physical occupancy of the Demised Premises, Tenant shall be deemed to have accepted same in their then existing condition and Landlord shall be deemed to have complied with all its undertakings relative to the condition thereof. Landlord shall not be liable to tenant for any damage to Tenant's property due to rain, flood, or any act of God. No representation, statement or warranty, express or implied, has been made by or on behalf of Landlord as to such condition, or as to the use that may be made of the Demised Premises, and in no event shall the Landlord be liable for any defect in same or for any limitation upon its use. Likewise, Tenant shall not be liable for damage to Landlord's property due to flood, or any act of God.

7. RULE'S AND REGULATIONS. Tenant and its servants, agents, employees, invitees and guests, shall abide by and adhere to any and all rules and regulations, now or hereafter promulgated by Landlord, in its sole discretion, for the sole discretion, for the safety, appearance, care, cleanliness, and use of the Demised Premises, common areas, and the Building, and the preservation of good order therein, and for the most efficient and advantageous use of the automobile parking spaces provided by Landlord. The existing Rules and Regulations are attached hereto as Exhibit "C" (to be executed by Tenant), and all such further rules and regulations as may be promulgated in the future by Landlord, and all amendments thereto, are y made a part hereof. No rules or regulations shall be inconsistent with the reasonable use of the Demised Premises by Tenant, its agents, employees, invitees and visitors for the permitted by this Lease. Any violation of the Rules and Regulations shall be deemed a default hereunder. Landlord shall not be liable to Tenant for violation of any said Rules and Regulations by any other tenant or persons.

8.QUIET EMJOYMENT. Landlord agrees that Tenant, upon timely paying the rent and other amounts due hereunder, and performing all the covenants and conditions on Tenant's part to be observed and performed, shall and may peaceably and quietly have, hold and enjoy the Demised Premises for the term hereof, subject only to the terms and conditions hereof, reservations and restrictions of record, and applicable zoning and other governmental regulations.

9. USE OF PREMISES.

(A) Tenant shall use and occupy the Demised Premises solely for the operation of Administration of company business, and no other use shall be made thereof without the prior, express and written consent of Landlord. Tenant shall not engage in any activity that violates any rules, regulations or ordinances of any governmental authority having jurisdiction over the Demised Premises or of the terms and conditions of this Lease. In the event Tenant uses the Demised Premises for purposes not expressly permitted herein Landlord may terminate this Lease, or, without notice to Tenant, restrain said improper use by injunction without warning any other rights and remedies conferred on Landlord by the of this Lease or as otherwise provided by law. It is expressly acknowledged that Tenants business activity includes drug testing.

(B) Tenant shall have a non-exclusive right to the use of all streets, driveways and alleys that are adjacent to the Building. Tenant hereby acknowledges that the public parking areas provided by Landlord in and about the Building are intended primarily for use by customers of the Building, Tenant, within five (5) days of request from Landlord, shall furnish Landlord with a written statement of the names of all employees, agents and representatives employed in or at the Demised Premises by Tenant, and the license registration number of all vehicles owned or used by Tenant and its employees, agents, or representatives.

(C) Tenant shall comply with the requirements of all laws, orders, ordinances and regulations of all governmental authorities having jurisdiction over the Demised Premises, shall not use the Demised Premises in violation of the Certificate of Occupancy for the Building, and shall not do or permit any act upon the Demised Premises which might subject Landlord to any liability or responsibility for injury to any person or damage to any property. Tenant shall comply with all rules, orders or requirements of the National Board of Fire Underwriters or any other similar body or any subdivision thereof and shall not do or permit or bring or keep anything m the Demised which shall increase the rate of insurance on the Building or on the property kept therein over that in effect at the commencement of the term and should Tenant fail to do so, Tenant shall Landlord on demand as additional rental hereunder for the increase on all insurance premiums thereafter payable and winch shall be charged because of such violation by Tenant. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or makeup of rates for the Building or the Demised Premises issued by the Florida Rating and Inspection Bureau or other similar body shall be conclusive of the facts therein stated and of the items and charges in the in insurance rate then applicable to the said premises.

10. TENANT'S MAINTENANCE. Tenant shall maintain and repair, at Tenant's sole expense, the interior of the Demised Premises, including interior ceilings, walls, floors, exposed plumbing and electrical, other fixtures, doors, all windows, including plate glass windows, as well as any other in a safe, clean, sightly and sanitary condition, in good and substantial repair and in the same condition, order and repair as they were at the inception of this Lease, ordinary wear and tear excepted. Tenant shall be solely responsible for all damages to the Demised Premises, or parts thereof, resulting from the negligence or misuse by Tenant, its employees, agents, invitees, licensees or guests. Tenant shall be responsible for janitorial services, in the interior of the demised premises.

11. LANDLORD MAINTENANCE and COMMON AREA CONTROL.

(A) Landlord shall maintain the exterior of the Building, including exterior walls, in wall utility service lines, pavement, parking areas, driveways and landscaping, in a clean and sightly condition and in good and substantial repair, provided that Tenant shall be solely responsible for all repairs, replacements and maintenance resulting from the misuse, negligence or default of itself, its employees, agents, invitees, licensees or guests. Landlord will be responsible for all in-wall plumbing, pipes and electric wires.

(B) All common areas and other facilities in or about the Building provided by Landlord shall be subject to the exclusive control and management of Landlord. Landlords control shall include, but not be limited to, the right to construct, maintain and operate lighting and other facilities on all said areas and improvements; to police the same; to change the area, level, location and arrangement of parking areas and other facilities; to restrict parking by Tenant and its officers, agents and employees, to close all or any portion of said areas or facilities to such extent as may be legally sufficient to prevent a dedication thereof or the accrual of any right to any person or the public therein to close temporarily all or any portion of the parking areas or facilities to non-customer parking, Landlord shall operate and maintain the common facilities in such manner as Landlord in its discretion shall determine, and Landlord shall have full right and authority to employ and discharge all personnel with respect thereto.

12. FIXTURES AND ALERATIONSIONS. Tenant shall not make any alterations, additions or improvements to the Demised Premises in excess of $500.00, or which would change or alter the exterior appearance or damage the integrity of the Building (including signs on exterior walls), without the prior written consent of Landlord. All such work done by or for Tenant shall be performed in such a manner as to comply with all laws, ordinances, rules and regulations of all agencies and authorities having jurisdiction over the Demised Premises. Unless otherwise provided by written agreement, all additions, fixtures, improvements and modifications to the Demised Premises made by Tenant during the term hereof shall become the property of Landlord and remain upon and be surrendered with Demised Premises at the termination of this Lease. Landlord gets permission to Tenant to make the alterations, additions or improvements to the Demised Premises listed on the attached Exhibit E. Included in Exhibit E is the installation of a sign on the exterior of the Demised Premises which shall remain the property of the Tenant and shall be removable by Tenant at the termination of this Lease.

If any mechanic's lien be filed against the Demised Premises or the Building for work claimed to have been done for or material claimed to have been furnished to Tenant, same shall be discharged by Tenant within ten (10) days thereafter at Tenant's expense, by bond or other manner bylaw. Under no circumstances shall Tenant have any right to cause or create a mechanic's lien to be filed against Landlord's interest in the Demised Premises or in the property upon which the Demised Premises are situated and all persons, firms and corporations dealing with Tenant are hereby put on notice that any hen that they may acquire by virtue of any work performed by, or under Tenant upon or in same be solely against the interest of Tenant, and not against the interest of Landlord; and no such person, firm or corporation shall ever have to be entitled to a mechanics hen or any other lien, statutory or common law, against Landlord's interest in the Demised Premises or the property upon which the Demised Premises are situated.

13. INSURANCE AND INDENNMCATION.

(A) TENANT'S INSURANCE:. Unless expressly waived in writing by Landlord or procured by Landlord and assessed as an Operating Cost, Tenant shall, at its cost and expense, procure and maintain in force during the term of this Lease, and any extension or renewal thereof, a policy or policies of insurance written by one or more responsible insurance carriers approved by Landlord, naming Landlord as an additional insured (unless specified otherwise), and providing comprehensive public liability insurance, including bodily injury and property damage, insuring against all claims, demands or actions caused by conditions or activities in, on or about the Demised Premises, with limits of not less than S500,000.00 per person and $1,000,000.00 per occurrence for injury to persons, including death resulting therefrom and $1,000,000.00 per occurrence for damage to the property of others, or in the alternative, a $1,000,000.00 combined single limit bodily injury and property damage policy, with no more than a $5,000.00 deductible clause. Such required policies of insurance shall not be cancelable without at least thirty (30) days' prior written notice to Landlord. Tenant shall provide Landlord with proof of such required insurance prior to the commencement of this Lease, and during the term hereof, with the original renewal policy of insurance at least thirty
 (30) days prior to the expiration date of such policy.  Within fifteen
(15) days after the premium on any policy shall become due and payable, Tenant shall furnish Landlord with satisfactory evidence of such payment. If such insurance policies are not kept in force during the entire term of this Lease or any extension or renewal hereof, Landlord may procure the necessary insurance and pay the premium therefor, and such premium shall be repaid to Landlord as additional rent for the month following the date on which such premiums are paid. All insurance by Tenant as herein required shall contain an express waver of subrogation by the insurer against Landlord.

(B) LANDLORD'S INSURANCE: Landlord shall procure and maintain appropriate fire and extended coverage insurance on the Building for full insurable value, and public liability insurance covering the Building and common areas. Landlord will furnish certificate of insurance to Tenant.

(C) INDEMNIFICATION: During the initial term hereof, and any extensions or renewals, Tenant shall indemnify and hold Landlord harmless from and against any and all claims, demands, liability, loss or damage, whether for injuries to persons or loss of life or damage to property, occurring in, on or about the Demised Premises or any common areas allocated to or used by Tenant, and whether such loss, injury, death or damage shall be the result of any of the following: (i) the use, occupancy, management or control by Tenant of the Demised Premises and any area allocated to or used by Tenant or its agents, employees, invitees, or guests; (ii) any acts omissions, neglect or fault of Tenant, its agents, servants, employees, licensees or invitees; (iii) Tenant's failure to comply with any laws statutes, ordinances or regulations applicable to Tenant's use and occupancy of the Demised Premises; (iv) any breach, violation or nonperformance of any covenant, condition or agreement contained herein on the part of Tenant to be kept and performed; (v) any work or thing whatever done, or any condition created or permitted to exist in or about the Demised Premises during the term of this Lease or during the period of time, if any, prior to the commencement of the term hereof, that Tenant may have been given access to the Demised Premises; (vi) any other acts of Tenant, or its agents, employees or representatives. In the event Landlord shall be made a party to any litigation arising with respect to the foregoing, then Tenant shall resist and defend any and all judgments, orders and decrees that may be recovered Landlord in any such action or proceeding. Tenant, for itself, and for any person, firm or corporation claiming by, through, under or against Tenant, hereby expressly waives all claims against Landlord for damages to any improvements that are now or hereafter placed or built an the Demised Premises and to the property of Tenant in, on or about the Demised Premises or the Building, and for injuries to persons or property in on or about the Premises, or any area allocated to or used by Tenant, from any cause arising at any time during the term hereof, except such damage or injury resulting from the negligence of Landlord.

Tenant further agrees to indemnify and hold Landlord harmless against liability for the payment of all legal costs and charges, inclusive of attorneys' fees, lawfully and legally incurred or expended by Landlord in or about the defense of any suit, action or proceeding in discharging the Demised Premises or any part thereof from any liens, judgments or encumbrances created by Tenant on or against the same, or Tenant's leasehold estate, or any such costs and charges incurred on account of the proceedings in obtaining possession of the Demised Premises after the termination of this Lease by forfeiture or otherwise.

14. SIGNS. Tenant shall not install, maintain or display any sign, lettering, or lights or any other materials on the exterior of the Building or on any interior walls or windows that are visible from the exterior, unless approved by Landlord in writing. No rights are granted to Tenant to use or alter the appearance of the exterior wars or roof of the Building without Landlord's written consent. Tenant will be allowed signage on the exterior of the Building as approved by the Landlord and as permitted by the city of Sarasota.

15. ASSIGNMENT PROHIBITED.

(A) This Lease is personal to Tenant and is based in part upon Landlord's evaluation of Tenant's character, reputation, financial integrity and intended use of the Demised Premises. Accordingly, Tenant shall not assign, mortgage or encumber this Lease, nor sublet or permit all or any part of the Demised Premises to be used by others, whether voluntarily or by operation of law or otherwise, and Tenant's failure to comply herewith shall be considered a default hereunder. If Tenant is a corporation and if any transfer, sale, pledge, or other disposition of the majority of controlling interest of the outstanding capital stock be changed, then Tenant shall so notify Landlord and Landlord shall have the right, at its option, to treat any such transfer, etc., as an assignment under this paragraph and subject to all the restrictions herein contained. The transfer of corporate stock of Tenant, for purposes of this paragraph, shall not include any transfer of stock between members of the tenant's family who currently own the capital stock of Tenant. Any change in business entity shall not be deemed a transfer or assignment for purposes of this paragraph so long as the said tenant's family retains the majority control of the new entity. If this Lease be assigned or if the Demised Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may collect rent from the assignee, undertenant or occupant and apply the net amount collected to all rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant or the acceptance of the assignee, undertenant or occupant as a tenant, or a release of the performance of the covenants on Tenant's part herein contained.

(B) In the event that Tenant desires to sell or otherwise convey its business being conducted in the Demised Premises to a third party purchaser (hereinafter "purchaser"), the following conditions shall be satisfied prior to Tenant being relieved of any obligations hereunder.

(i) Tenant shall provide a written request to Landlord, including the name, address and business of the purchaser, which request shall be supplemented with such other information and documentation as Landlord may require in order to evaluate the purchaser. Within sixty (60) days after Landlord's receipt of all requested information and documentation, Landlord shall notify Tenant in writing of its decision as to whether or not the purchaser is acceptable as a tenant, and Landlord's acceptance of the purchaser as a tenant shall not be unreasonably withheld.

(ii) In the event that Landlord notifies Tenant that the purchaser is acceptable as a tenant, then the purchaser shall, within fifteen (15) days thereafter, execute and deliver an assumption and modification agreement whereby such purchaser shall assume all obligations and liabilities of Tenant under this Lease and shall pay increased rent according to the then "prevailing rent" (as from time to time announced by Landlord), and such other terms and conditions acceptable to Landlord;

(iii) Tenant shall reimburse Landlord for reasonable attorney's fees and such other expenses reasonably incurred by Landlord in connection with the evaluation of the purchaser, and the processing and documentation of said assumption and modification agreement, and these sums shall be immediately due and payable by Tenant as additional rent regardless of whether or not the Landlord accepts the purchaser as a tenant; and

(iv) Tenant shall comply with all the terms and conditions hereof and shall make all payments required hereunder up to the commencement date of the purchaser's lease term.

16. RIGHT OF ENTRY. Landlord shall have the right to enter upon the Demised Premises at all reasonable hours for the purposes of inspecting the same, of exhibiting same to prospective Tenants and/or purchasers, or ranking of repairs, additions or alterations to the Demised Premises or the Building, or running pipes or conduits through the Demised Premises as provided in the building plans, or for any other purpose deemed appropriate by Landlord, and any of the foregoing shall not constitute an eviction, provided however, that Landlord shall not so enter the Demised Premises without first providing Tenant with reasonable notice, except in the event of an emergency. If Tenant refuses or neglects to perform required maintenance or to make such repairs with reasonable dispatch, Landlord may, but is not obligated to, perform such maintenance and make such repairs or cause such repairs to be made at Tenant's sole expense. If during the List two months of the term, Tenant shall have removed substantially all of its from the Demised Premises, Landlord may enter thereon to decorate or alter same with no abatement of rent or other allowances. The provisions of this paragraph shall not be construed to impose any obligation on Landlord not specifically provided for in this Lease.
The right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations, additions and the which do not conform to the relevant terms of this Lease.

17. CONDEMNATION. In the event that any portion of the Premises or all of the Premises is taken under condemnation proceedings, or by sale under threat of condemnation, Tenant shall have no right to any portion of the condemnation award. If the portion of the Premises taken is such that Tenant is not materially affected in the conduct of Tenant's business, then this Lease shall continue in full force and effect with no abatement of rentals to be paid hereunder as though such property was not taken. If, on the other hand, the taking of a portion of the subject property is such as to materially affect the conduct of Tenants business, then, in that event, Tenant shall have the right to an equitable abatement of rentals hereunder. If Landlord and Tenant cannot agree on an equitable rental reduction, then the matter shall be referred to a panel of three (3) arbitrators, one of which is appointed by each party, and the third appointed by the first two arbitrators, who shall meet within ten (10) days of appointment and then and there, by majority vote, determine a fair, reduced rental, both parties covenanting and agreeing to be bound by the arbitration decision. In the event that the portion or amount of property taken by condemnation or by sale under threat of condemnation is such as to preclude Tenant from effectively conducting Tenant's business, then Tenant shall have the right to cancel and terminate this Lease which said right shall be exercised, if at all, by Tenant notifying Landlord within fifteen (15) days after the taking or conveyancece of the property.

18. DESTRUCTION OF PREMISES. In the event of the total destruction of the Building, or such partial destruction thereof, by fire or otherwise as will render the Demised Premises untenantable, then Landlord shall have the right to render same tenantable within a reasonable time thereafter. For purposes of defining the terms reasonable time under this paragraph, Landlord shall render the premises tenantable within
(30) days if no permit is required to make the necessary repairs. The Landlord render the premises tenantable within sixty (60) days if a permit is required to make the necessary repairs. If the Demised Premises are not rendered tenantable within a reasonable time, then either party shall have the right to cancel this Lease by written notice to the other, and in such event, rent shall be paid only to the date of such casualty, this Lease shall be terminated and of no further and effect, and the rights of all parties hereunder shall cease, except such rights as may have accrued up to immediately, prior to such destruction.

In the event of a partial destruction of the Building by fire or otherwise, not rendering the entirety of the Demised Premises unfit for use, the rent shall be abated proportionately according to the floor area of the Demised Premises winch is unusable by Tenant, until same is restored, but if such damage was due to the fault of Tenant, there shall be no abatement of rent. In event partial destruction elsewhere in the building results in construction which interferes with Tenant's use, then rent will be discounted 30%, until such construction work is complete.

19. SUBORDINATION. Tenant agrees that this Lease shall be subject and subordinate to all mortgages, ground or underlying leases, which may now or hereafter affect the Demised Premises and to any renewals, modifications, consolidations, replacements and extensions thereof. Tenant further agrees that upon the request of Landlord, it will promptly execute such documents as may be requested in order to subordinate this Lease to the lien of any present or future mortgage, irrespective of the time of recording of any such mortgage or mortgages. Tenant, agrees that if requested by the holder of any such mortgage, it will be a party to said agreement and will agree in substance that if the mortgage or any assignee of said mortgage shall succeed to the interest of Landlord in this Lease, it will recognize said mortgagee or assignee as its Landlord under the terms of this Lease. Tenant agrees that it will upon request of Landlord, execute, acknowledge and deliver any and all instruments necessary or desirable to give effect to or notice of such subordination. The word "mortgage" as used herein includes mortgages, deeds of trust, or other similar instruments and any modification, consolidation, extension, renewal, replacement or substitution thereof.

20.DEFATJLTS AND REMEDIES.

(A) If (i) Tenant defaults in the payment of any rent or other monies due hereunder and such default continues for ten (10) days after same was due to be paid by Tenant to Landlord; or (ii) Tenant defaults in fulfilling any or all of the covenants or agreements of this Lease on Tenant's part to be kept or performed, other than the payment of rent and other monies due hereunder, or (iii) this Lease be transferred to or devolve upon any person or corporation other than Tenant, except as shall be specifically permitted by this Lease; or (iv) Tenant shall be adjudged bankrupt or insolvent by any court, or if a Receiver or Trustee in Bankruptcy or a Receiver of the Property of Tenant shall be appointed in a suit, action or proceeding, or if Tenant shall make an assignment for the benefit of creditors, then m each and every such event, Landlord or its agents may give Tenant a written notice specifying a day not less than ten (10) days thereafter upon which the term shall end, and if such default is not cured prior to the expiration of such time, then on the day so specified the term of this Lease shall expire as if that day were the day herein fixed as the on of the term, and Tenant shall then quit and surrender the Demised Premises to Landlord and Tenant shall remain liable as hereinafter provided.

(B) If Tenant shall abandon the Demised Premises or if the term of this Lease shall expire as hereinabove provided, Landlord may re-enter the Demised Premises and remove Tenant or its legal representatives or other occupant by summary proceedings or otherwise, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

(C) In case of any such re-entry, on and/or dispossess by summary proceedings or otherwise, the rent shall become due thereupon and shall be paid up to the time of such re-entry, disposes and/or on, together with such expenses as Landlord may incur for legal expenses, fees (at both trial and all appellate levels), brokerage commissions and the costs of putting the Demised Premises m good order or for preparing the same for re-renting, Landlord, will accept monthly payments for the balance due per the lease, since Tenant m default, shall become liable for the entire sum. Landlord may relet the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may, at Landlords option, be less than or exceed the period which may otherwise have constituted the balance of the term of tins Lease; and Tenant or the legal representatives of Tenant shall also pay Landlord, as liquidated damages for the failure of Tenant to observe and perform Tenants covenants herein contained, any deficiency between all rent hereby reserved and/or covenants to be paid and the net amount, if any, of the rents collected on account of the lease of the Demised Premises, for each month of the period which would otherwise have constituted the balance of the term of this Lease. In computing such liquidated damages, there shall be added to the said deficiency such expenses as Landlord may incur in connection with reletting, such as legal attorneys' fees (at both trial and all appellate levels), brokerage commissions for keeping the Demised
Premises in good order or preparing the same for reletting.   Any such
liquidated damages shall be paid in monthly installments by Tenant on the rent days specified in this Lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding, Landlord, a its option, may make such alterations, repairs, replacements and/or decorations in the Demised Premises as may be necessary for the purpose of relating the Demised Premises, and the ranking of such alterations and/or decorations shall not operate or be co to release Tenant from liability hereunder as aforesaid Landlord shall not be liable for failure to relet the Demised Premises. The words "re-enter" and "re-entry", as used in this Lease, shall not be restricted to their technical legal meanings.

(D) In the event of a breach or threatened breach by Tenant of any of the covenants or provisions of this Lease, Landlord shall have the right of injunction and the right to invoke any remedy now or hereafter allowed at law or in equity, as if re-entry, summary proceedings and other remedies are not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy at law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant's being evicted or dispossessed, or in the event of Landlord's obtaining possession of the Demised Premises by reason of Tenant's violation of the provisions of this Lease.

(E) If Tenant shall default in the performance of any provision, covenant or condition on its part to be performed under this Lease, Landlord may, at its option, perform the same for the account and at the expense of Tenant. If Landlord at any time shall be compelled or elect to pay any sum of money or do any act winch requires the payment of any sum of money by reason of the failure of Tenant to comply with any provision of this Lease, or if Landlord incurs any expense, including reasonable attorneys' fees (at both trial and all appellate levels), in prosecuting or defending any action or proceeding by reason of any default of Tenant under this Lease, the sums so paid by Landlord, with interest at the highest legal rate, costs and damages, shall be due from and be paid by Tenant to Landlord on demand. All such sums, including all payments required to be made by Tenant of any kind under this Lease, shall be deemed additional rent, and Landlord shall have all remedies for the collection thereof that Landlord may have for non-payment of minimum rent

21. NO WAIVER. No agreement to accept a surrender of the Demised Premises shall be valid unless in writing signed by Landlord. The delivery of keys to any employee of Landlord or Landlord's agents shall not operate as a termination of the Lease or a surrender of the Demised Premises. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease or of any rule or regulation shall not prevent a subsequent act which would have only constituted a violation from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check nor any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or to pursue any other remedy in this Lease provided.

22. SURRENDER. Tenant agrees that upon the termination of this Lease, whether by expiration of time or otherwise, possession of the Demised Premises will be surrendered to Landlord in the same condition as they were at the inception of this Lease, normal wear and tear excepted.

23. ESTOPPEL CERTIFICATES, SUBORDINATION AND ATTORNMENT. Tenant shall at any time and from time to time, upon Landlord's reasonable request, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and affect (or if there has been any modification of the Lease that it is in full force and effect as modified and g the modification or modifications) and that there are no defaults existing) (or if there is a claimed default, stating its nature and extent) and stating the dates to which the rent and other charges have been paid m advance. It is expressly understood and agreed that any such statement delivered pursuant to this paragraph may be relied upon by any purchaser of Landlord's interests, or any tender or prospective assignee of any lender Tenant shall complete and sign any estoppel letters furnished by Landlord within five (5) days from the date they are delivered to Tenant. Tenant agrees that this Lease is and shall be subordinate at all times to the lien of the mortgage, if any, now encumbering the Premises, and to any renewal or extension of such mortgages. Tenant further agrees that this Lease shall be subordinate to any future mortgages procured by Landlord on the Premises. While this provision shall be self operative, Tenant agrees to confirm this subordination by appropriate instrument provided by Landlord or Landlord's lender. In the event any Proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage or lease made by Landlord encumbering the Demised Premises, Landlord shall be released from any liability hereunder and Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease.

24 NOTICES Whenever notice shall be required herein, it shall be delivered by hand or certified mail, return receipt requested (and shall be deemed delivered when mailed) as follows:

TO LANDLORD                       TO TENANT
Rodney Dessberg                   Healthcomp Evaluation Services Corp.
3935 US. Hwy 301                  2001 Siesta Drive
Sarasota, Florida 34234           Sarasota, Florida 34239
                                  Attn: Tim Hartnett
with a copy to:
John D. Dumbaugh, Esq.
Syprett Meshad, Resnick
& Lieb, P.A.
P.O. Box 1238
Florida 33578

25. TIME. The parties hereto agree that time is of the essence of this Lease and applies to all terms and conditions contained herein.

26. CUMULATIVE RIGHTS. The rights of the Landlord under the terms and conditions of this Lease shall be cumulative, and failure on the part of Landlord to exercise promptly any rights given hereunder shall not operate to forfeit any said rights, as well as any other rights or remedies provided by law.

27. COUNTERPARTS. This Lease may be executed by the parties hereto in one or more counterparts each of which shall be an ongoing and all of which constitute one and the same agreement. Copies of this Lease or any amendment hereto certified by the parties to be true and correct shall be satisfactory evidence thereof for all purposes.

28. BINDING EFFECT. The terms and conditions of this Lease shall inure to the benefit of and be binding upon any successor hereunder, as well as upon the personal representatives, heirs, assigns (where permitted) and all other successors in interest of the parties.

29. SEVERABILITY. In the event any parts of this Lease are found to be void, the provisions of this Lease shall nevertheless be binding with the same effect as though the void parts were deleted.

30. GOVERNING LAW. This Lease shall be governed and construed according to the laws of the State of Florida.

31. ENTIRE AGREEMENT. This Lease contains the entire understanding between the parties hereto, and may be amended or modified only by written agreement by the parties.

32. HANDWRITTEN PROVISIONS. To the that any portions of the handwritten provisions conflict with the typewritten provisions, then in all events, the handwritten provisions shall prevail.

33. CAPTIONS. The captions in this Lease are for convenience only, and the words thereof shall in no way be held to define, limit, modify, amplify or otherwise aid in the construction, interpretation or meaning of the provisions of this Lease.

34. TENANT NOT TO RECORD. Tenant shall not record, nor permit to be recorded, this Lease or any memorandum thereof, without the Landlord's prior, express and written consent

35. BROKERAGE. Each party represents and warrants that it has not had any dealings with any broker in connection with the bringing about of this Lease or in connection with Tenant having been introduced to Landlord except Sarasota Realty Group Inc and Arvida Realty Inc. which

Landlord agrees to compensate in accordance with a separate agreement. Each party agrees to indemnify and hold the other harmless against any claim or demand made by any real broker or agent claiming to have dealt with or consulted with it or its representatives, employees or agents contrary to the foregoing, representation and warranty.

OENVIROMENTAL LAWS AND HAZARDOUS SUBSTANCES. Tenant will not use the Premises to generate, manufacture, refine, transport, treat, store, handle or dispose of any hazardous substances without the prior written consent of Landlord. Consent of Landlord, if given, may be conditioned upon Tenant providing reasonable safeguards with respect to any hazardous substances. Tenant and any Guarantors of this Lease shall be strictly liable for any damage to the Premises or any loss or damage incurred by Landlord as a result of any hazardous substances brought onto or kept on the Premises during the term of this Lease. Tenant agrees to indemnify and hold Landlord harmless from any and all losses , causes of action, liability, claims, demands, obligations, damages, costs and expenses, including without limitation reasonable attorney's fees, to which Landlord may become subject on account of, arising out of, or related to any hazardous substances brought onto, kept on, or removed from the Premises during the term of this Lease or as a result of any acts or omissions of Tenant or its agents, employees, licensees or invitees.

As used in this Lease, the phrase "hazardous substances" shall mean and include all hazardous and toxic substances, wastes or materials and any pollutants or contaminants as defined in: (a) the Comprehensive Environmental Response, Compensation and Liability Act as amended (42 US.A 9601), including without limitation asbestos and raw materials that include hazardous constituents; or (b) other similar local, state or federal laws, rules or regulations pertaining to environmental regulation, contamination or cleanup, including without limitations "CERCLA," "RCRA" or state "super lien," "super fund" or similar clean-up statutes (all such laws, rules and regulations are collectively referred to in this paragraph as "environmental laws"). Tenant shall comply with all environmental laws with respect to the Premises.

37. SPECIAL CLAUSES.

(A) RADON GAS: Radon is a naturally occurring radioactive gas that when it has accumulated in a balding in sufficient quantities, may present health risks to persons who are exposed to it over time Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

38. WAIVER OF JURY TRAIL. Landlord and Tenant each hereby waive fully their respective rights to a trial by jury in each and every trial or other proceeding in which one or more causes of action or issues are raised which result from or arise out of this Lease, or any other document executed in connection with this Lease.

IN WITNESS WEREOF, the parties have hereunto executed this instrument for the purpose herein expressed, the day and year first above written.

Signed, sealed and delivered in the presence of:  LANDLORD

As to Landlord               RODNEY DESSBERG
Aimee Carlson                Date:  10-6-99
As to Landlord
Charles J. Palinine          TENANT
                             HEALTH COMP
                             EVALUATION SERVICES CORP

As to Tenant                By:  Thomas M. Hartmelt
Sheila L. Clark             It's Sr. VP and CFO
As to Tenant                Date:  10-4-99
M.J. Clegg


GUARANTY OF PERFORMANCE - In consideration of the making of the above Lease by Landlord with Tenant at the request of the undersigned, and in reliance on this guaranty, the undersigned hereby guarantees the payment of the rent to be paid by Tenant and the performance by Tenant of all the terms, conditions, covenants and agreements of the Lease, and the undersigned promises to pay all Landlord's costs, expenses and reasonable attorneys' fees, including those costs, expenses and reasonable attorneys' fees incurred in any appellate proceedings, incurred by Landlord in enforcing all obligations of Tenant under the Lease or incurred by Landlord in enforcing this guaranty.

Witness the hand and seal of the undersigned at the date of the above
Lease.

GUARANTOR.
By.
As to Guarantor
Its:

Date:
As to Guarantor

EXHIBIT "A"
SITE PLAN

EXHIBIT "B"
LANDLORD IMPROVEMENTS

1.  Landlord will
(A)  install new carpet throughout
(B)  repaint all walls
(c) build new entry partition to include double doors, moved from west wall of Tenant area
(D)  replace or clean ceiling tile as necessary
(E) remodel existing rest rooms to meet code
(F) repair or replace all door hardware and light fixtures and electrical switches as needed
(G)  adjust a/c system to provide adequate cooling to all areas
(H)  drop phone lines, Landlord's cost limit $1,000.00
(I)  construct new walls per plan, for offices and conference room
(J)  drop computer connections, Landlord's cost limit $1,000.00
(K) install sink and toilet in testing room

EXHIBIT C
RULES AND REGULATIONS

1. Business hours or occupancy purposes are 8AM to 6PM Monday thru Friday. Tenant will have right of access and use of space at other times if he has given Landlord reasonable notice except in extreme emergency. In the event Tenant uses Ins space after hours, Tenant agrees to reimburse landlord for electric usage at $7.50 per hour.

2. No illegal or immoral activity.

3.No smoking in the building,

4. In the event of problems with electric/plumbing etc. Tenant will not attempt repair. If problems are in common areas, notify Landlord or Landlords designee. If problems are in Demised Lease space, contact a professional in that certain field.

5. It is the intent of the Landlord to designate temporary parking places for visitors only, not for use by building occupants/employees, even on a temporary basis.

6. Any vehicles left after hours will be towed (unless Landlord is notified).

7. Any untagged vehicles left on premises will be towed.

8. Place trash in appropriate containers.

9. Do not leave food waste in inside containers for over 48 hours or over the weekends.

10. Biological or hazardous waste is to be disposed of properly.

11. Do not stall elevators on any floor using the force/emergency stall buttons.

12.Do not prop open any emergency exit doors.

13. Do not place any obstructions in or in front of any emergency exits.

14. If an emergency exit light is out in your Demised Premises, please notify the Landlord immediately.

15. Absolutely no signs, lit or otherwise, allowed m any windows of the building.

EXHIBIT D

1. OPTION TO RENEW. Provided Tenant is not in default, Tenant shall have the option to Renew this Lease for five (5) years. Tenant shall exercise this option by serving notice to Landlord in writing sixty
(60) days prior to the expiration of the initial five (5) year term. Retention of possession of the property by Tenant at the end of the Lease term is not a renewal or on in the absence of this notice.

a. If the Option to Renew is not exercised, Landlord may enter the Leased Premises at reasonable times during the last (60) days of the term of the Lease to show the Property to prospective buyers and tenants.

b. All terms and conditions of the lease shall remain in force and effect and the annual rent increase formula shall be used to compute the rents during each year of the extended terms of the lease pursuant to the option to renew.